CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Exhibit 10.110

FORM OF RESTRICTIVE COVENANT AGREEMENT

This Restrictive Covenant Agreement (“Agreement”) dated [   ] (the “Effective Date”) is entered into between VENTURE GLOBAL LNG, INC. (the “Company”) and [    ]    (the “Employee”) as of the Effective Date.

The parties recognize that they are entering into this Agreement to protect the Company’s confidential and proprietary materials, goodwill, trade secrets, relationships, competitive position, and related interests. For good and valuable consideration, [including the Company stock options granted to Employee as of the Effective Date under Venture Global, Inc.’s 2023 Stock Option Plan as amended (that are contingent on Employee’s execution of this Agreement)], the sufficiency of which Employee expressly acknowledges, Employee hereby agrees as follows:

1. Restrictive Covenants. This Agreement is not intended to, and shall not be construed to, limit any legal right Employee may have to communicate information or take other action, to the extent such right as a matter of law may not be limited by private agreement, or to otherwise limit Employee’s right to engage in legally protected activities under applicable law. Subject to the foregoing, Employee agrees as follows:

(a) Confidential Information and Trade Secrets.

(i) Employee hereby agrees, during Employee’s term of employment, at all times thereafter with respect to Trade Secrets (as defined below) and for five (5) years thereafter with respect to all other Confidential Information, to treat all Confidential Information as strictly confidential, and to maintain adequate security procedures and take such additional precautions as may be prescribed from time to time by the Company to prevent the unauthorized or inadvertent disclosure, misuse, or loss of Confidential Information. Employee hereby agrees that he or she shall not, directly or indirectly, communicate, disclose, or divulge to any person, or use for his or her benefit or the benefit of any person (except as may be required in the scope of his or her duties), in any manner, any Confidential Information concerning the conduct and details of the businesses of the Company and its affiliates. For purposes of this Agreement, the term “Confidential Information” means all information, knowledge, or data relating to the Company or any of its affiliates, or to the Company’s or any such affiliate’s respective businesses and investments (whether prepared by the Employee or otherwise), learned by Employee directly or indirectly from the Company or any of its affiliates or otherwise. Confidential Information may be in any form, including spoken, written, printed, or electronic. Confidential Information includes information regarding business, administrative, or financial matters of the Company or its affiliates (including ideas, technical data, concepts, performance, equipment, configuration, Trade Secrets, budget information, business plans, strategies, methods, marketing, cost or pricing information, accounting information, information regarding debt and equity investors and potential investors, including the identity of and communications with such individuals or entities, information regarding current, former, or prospective employees or customers, including customer preferences, needs, priorities, and other customer considerations, crisis management plan policies, personnel information, contracts or terms thereof with any customer, vendor, investors or lenders, or other person or entity regarding other transactions or agreements, and any other information constituting the Company’s proprietary information). Confidential Information also includes information

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

the Company receives under an obligation of confidentiality to any third party and Work Product, as defined below. Confidential Information shall not include information that (A) is or becomes publicly available, other than as a result of a breach of this Agreement by Employee, or (B) was already known to and legally obtained by Employee before its disclosure to Employee during Employee’s employment by the Company.

(ii) Without in any way limiting the terms of Section 1(a)(i) above, Employee hereby agrees to hold in strict confidence all Trade Secrets that may be developed or prepared by Employee or that otherwise that come into his or her knowledge during his or her employment with the Company, and shall not directly or indirectly communicate, disclose or divulge to any person, in any manner, any Trade Secrets for so long as the information remains a Trade Secret. For purposes of this Agreement, the term “Trade Secret” means any information, including any formula, pattern, compilation, program, device, method, technique, or process, that: (A) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

(iii) Upon termination of Employee’s employment for any reason, or at any other time upon request of the Company, Employee shall immediately (A) deliver to the Company the original and all copies of physical or electronic documents, records, files, recordings, media or other resources containing any Confidential Information in Employee’s possession, custody, or control; and then (B) assure that no duplicates of such Confidential Information remain in Employee’s possession, custody, or control, including on hard drives, network or “cloud” storage, or otherwise.

(iv) Employee may use or disclose Confidential Information when such use or disclosure is (A) required in the performance of Employee’s authorized employment duties to the Company; and (B) each person or entity to whom Confidential Information is disclosed, published, communicated, or made available is bound by a written obligation to protect confidentiality comparable to that in this Agreement. Employee may also use or disclose Confidential Information when authorized in writing to do so by the Company.

(v) Nothing herein shall prevent Employee from: (A) complying with a valid subpoena or other legal requirement for disclosure of Confidential Information; provided that Employee shall use good faith efforts to notify the Company promptly and in advance of disclosure if he or she believes that he or she is under a legal requirement to disclose Confidential Information otherwise protected from disclosure under this subsection and if Employee remains legally compelled to make such disclosure, Employee may only disclose that portion of the information that Employee is required to disclose and shall use best efforts to ensure that such information is afforded confidential treatment; (B) disclosing the terms and conditions of this Agreement to Employee’s spouse or tax, accounting, financial or legal advisors, so long as they agree in writing to be bound by the obligations of this subsection; (C) reporting a possible violation of law to a governmental entity or law enforcement, including making a disclosure that is protected under the whistle blower protections of applicable law or making any other disclosure that is protected under the provisions of applicable law or regulation; (D) bringing an action under Section 18 to enforce this Agreement; or (E) communicating with fellow employees or others about his or her wages, benefits or other terms of employment in the exercise of his or her statutory rights under the National Labor Relations Act or other laws. Neither the Company nor its subsidiaries or affiliates may retaliate against Employee for engaging in the specific activities set forth in this subsection.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(b) Defend Trade Secrets Act. Employee hereby acknowledges and understands that an individual may not be held liable under any criminal or civil federal or state trade secret law for disclosure of a Trade Secret: (i) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, Employee further acknowledges and understands that an individual suing an employer for retaliation based on the reporting of a suspected violation of law may disclose a Trade Secret to his or her attorney and use the Trade Secret information in the court proceeding, so long as any document containing the Trade Secret is filed under seal and the individual does not disclose the Trade Secret except pursuant to court order.

(c) Non-Competition and Non-Solicitation.

(i) Employee agrees that Employee shall not, except with the Company’s express prior written consent, at all times during employment with the Company and for a period of [twelve (12)] months following termination of employment (whether terminated for any reason or no reason, by Employee or the Company), directly or indirectly (including through employment with or consulting for investment funds), engage in any business involving the development, construction or operation of any modular, mid-scale liquefied natural gas export facilities globally (the “Business”), where Employee’s engagement in the Business involves contributing Employee’s knowledge, directly or indirectly, in whole or in part, as an employee, employer, owner, operator, manager, advisor, consultant, contractor, agent, partner, director, stockholder, officer, volunteer, intern, or any other similar capacity to an entity engaged in the Business; such prohibited activity also includes activity that may require or inevitably require disclosure of Trade Secrets, proprietary information, or Confidential Information. However, this Section 1(c)(i) shall not be deemed to prohibit Employee from employment at any multinational, integrated oil and gas company that has investments in liquefied natural gas export facilities so long as Employee’s duties are not related to the Business.

(ii) The foregoing restrictions shall apply to Employee’s activities anywhere in the world, except as otherwise set forth herein. Notwithstanding the foregoing, for employees whose primary place of employment is in Louisiana, the term “Business” is limited to Businesses located in Cameron, Calcasieu, or Plaquemines parishes.

(iii) Employee agrees that Employee shall not, except with the Company’s express prior written consent, at all times during employment with the Company and for a period of six (6) months following termination of employment (whether terminated for any reason or no reason, by the Employee or the Company), own any interests in any company involved in the Business and which is competitive, directly or indirectly, with any Business carried on by the Company; provided, however, that this Section 1(c)(iii) shall not be deemed to prohibit the direct or indirect ownership by Employee of up to one percent (1%) of the outstanding equity interests of any public company.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(iv) Employee agrees that Employee shall not, except with the Company’s express prior written consent, at all times during employment with the Company and for a period of six (6) months following termination of employment (whether terminated for any reason or no reason, by the Employee or the Company), for the benefit of any entity or person (including Employee), (A) solicit, induce, or encourage any employee of the Company, or any of its affiliates, to leave the employment of the Company or its affiliates, where such employee was employed by the Company or an affiliate within the twelve (12) months prior to Employee’s termination, (B) solicit, induce, or encourage any customer, client, or independent contractor of the Company, or any of its affiliates, to cease or reduce its business with or services rendered to the Company or its affiliates, where such customer, client, or independent contractor was engaged with the Company or an affiliate within the twelve (12) months prior to Employee’s termination, or (C) hire (on behalf of Employee or any other person) any employee or independent contractor who has left the employment or other service of the Company or its affiliates within one (1) year of the termination of such employee’s employment, or independent contractor’s engagement, with the Company or its affiliates, where such employee or independent contractor was employed or engaged by the Company or an affiliate within the twelve (12) months prior to Employee’s termination; provided, however, that nothing in this Section 1(c)(iv) shall prohibit Employee from being involved with general solicitations for employment or in hiring anyone who responds to such solicitations. Notwithstanding the foregoing, for employees whose primary place of employment is in Louisiana, subsection (c)(iv)(B) is limited to Cameron, Calcasieu, or Plaquemines parishes. This Section 1(c)(iv) explicitly covers all forms of oral, written, or electronic communication, including, but not limited to, communications by email, regular mail, express mail, telephone, fax, instant message, and social media (whether or not in existence at the time of entering into this Agreement). However, it will not be deemed a violation of this Agreement if Employee merely updates Employee’s LinkedIn profile or connects with a covered employee, customer, client, or contractor on social media, without engaging in any other substantive communication, by social media or otherwise, that is prohibited by this Section.

(d) Non-Disparagement. Employee hereby agrees, at all times during employment with the Company and following termination of employment (regardless of the reason for termination), not to make any statement, orally or in writing, regardless of whether or not such statement is truthful, or take any action that (i) in any way disparages the Company or any director, executive officer, or other managerial employee of the Company or any of its affiliates, or the products or services of the Company or its affiliates, in any manner likely to cause damage or harm to the business, reputation or goodwill of the Company or any such affiliate or any of their respective directors, executive officers or other managerial employees or (ii) in any way causes or encourages the making of such statements or the taking of such actions by anyone else; provided that the foregoing is not intended to, nor shall be construed to, limit Employee’s right to engage in legally protected activities under applicable law, including but not limited to the right to communicate with any governmental entity or law enforcement about a potential violation of law. This provision is not intended to, and shall not be construed to, limit Employee’s right to self-organization, to form, join or assist labor organizations, to bargain collectively through representatives of his or her own choosing, or to engage in other concerted activities for the purpose of collective bargaining or other mutual aid or protection, or the right to refrain from any or all such activities.

(e) Full-Time Service. As a full-time employee, Employee understands and agrees that he or she will devote substantially all of his or her business time and effort to the performance of his or her duties to the Company; provided, however, that this obligation does not prevent Employee from performing personal and charitable activities and any other activities, in each case, that do not materially interfere with Employee’s duties to the Company as a full-time employee and that comply with this Agreement.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(f) Reasonableness. Employee expressly acknowledges that the restrictive covenants and agreements contained in this Section 1 are reasonable with respect to subject matter, length of time, geographic area, and otherwise, for the protection of the legitimate business interests of the Company and its affiliates, including their goodwill and Confidential Information.

(g) Remedies.

(i) Employee agrees that any material breach of the covenants contained in Section 1 of this Agreement would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law. Employee therefore also agrees that, in the event of a material breach or any threat of material breach of the covenants contained in Section 1 of this Agreement by Employee or any and all persons acting for or with Employee, which material breach is not cured by Employee immediately following written notice thereof from the Company (but only if and to the extent such material breach is capable of being cured), the Company shall be entitled to an immediate injunction and restraining order from a court or arbitrator of competent jurisdiction to prevent such material breach, threatened material breach or continued material breach by Employee or any and all persons acting for or with Employee, without having to prove damages, and without having to post bond or security, which Employee expressly waives. The availability of injunctive relief shall be in addition to any other remedies to which the Company may be entitled at law or in equity, including a claim for damages or the termination of any obligation to make additional payments hereunder.

(ii) If at any time Employee materially breaches the provisions set forth in Section 1 of this Agreement and fails to cure such material breach immediately following written notice thereof from the Company (but only if and to the extent such material breach is capable of being cured), the Company shall have the right to cause the forfeiture of (A) any outstanding Company stock option or other Company equity granted to Employee (such options or other equity, “Company Equity”), and (B) with respect to the period commencing twelve (12) months prior to Employee’s termination of employment with the Company and ending twelve (12) months following such termination of employment (I) a forfeiture of any gain recognized by Employee upon the exercise or vesting of Company Equity or (II) a forfeiture of any stock acquired by Employee upon the exercise or vesting of Company Equity (but the Company will, in the case of a stock option, repay Employee the option exercise price paid to acquire the stock, without interest).

(h) Modification. If any court or arbitrator of competent jurisdiction determines that any provision of this Section 1 is unenforceable because of the duration or geographic scope of such provision, or being too extensive in any other respect, it is the parties’ intent that such court or arbitrator shall modify such provision to the minimum extent necessary to render the provision enforceable, and in its modified form, such provision shall be enforced.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

2. Assignment/Works Made for Hire.

(a) Employee acknowledges and agrees that, by reason of being employed by the Company at all relevant times, to the extent permitted by law, all Work Product (defined below) consisting of copyrightable subject matter is “work made for hire” as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned by the Company. To the extent that the foregoing does not apply, Employee hereby irrevocably assigns to the Company, for no additional consideration, Employee’s entire right, title and interest in and to all Work Product and Intellectual Property Rights (defined below) therein, including the right to sue and recover for all past, present and future infringement, misappropriation or dilution thereof, and all rights thereto throughout the world. Nothing contained in this Agreement shall be construed to reduce or limit the Company’s rights, title, or interest in any Work Product or Intellectual Property Rights so as to be less in any respect than that the Company would have had in the absence of this Agreement. To the extent any copyrights are assigned under this Agreement, Employee hereby irrevocably waives, to the extent permitted by applicable law, any and all claims Employee may now or hereafter have in any jurisdiction to all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as “moral rights” with respect to all Work Product. During and after Employee’s employment, Employee agrees to reasonably cooperate with the Company to secure, maintain, protect, and enforce the Company’s rights in the Work Product. Employee hereby irrevocably grants the Company power of attorney to execute and deliver any such documents on the Company’s behalf in Employee’s name and to do all other lawfully permitted acts to transfer the Work Product to the Company and further the foregoing to the full extent permitted by law, if Employee does not promptly cooperate with the Company’s request (without limiting the rights the Company shall have in such circumstances by operation of law). The power of attorney is coupled with an interest and shall not be affected by Employee’s subsequent incapacity. Employee agrees that Employee will not incorporate, or permit to be incorporated, any pre-existing Intellectual Property Rights in any Work Product without the Company’s prior written consent. To the extent that the Employee incorporates any pre-existing Intellectual Property Rights into any Work Product during the period of employment by the Company, the Employee hereby irrevocably grants to the Company a royalty-free, fully paid-up, perpetual, transferable, worldwide non-exclusive license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, offer to sell, sell, import, and otherwise distribute such Pre-Existing Intellectual Property Rights as part of or in connection with such Work Product, and to practice any method related thereto.

(b) “Work Product” means all writings, works of authorship, technology, inventions, discoveries, ideas and other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, amended, conceived or reduced to practice by Employee individually or jointly with others during the period of Employee’s employment by the Company and relating in any way to the business or contemplated business (regardless of when or where the work product is prepared or whose equipment or other resources are used in preparing the same), all printed, physical, and electronic copies, all improvements, rights, and claims related to the foregoing, and all other tangible embodiments thereof. “Intellectual Property Rights” means any and all rights in and to copyrights, trade secrets, trademarks (and related goodwill), patents, and other intellectual property rights therin arising in any jurisdiction throughout the world and all related rights of priority under international conventions with respect thereto, including all pending and future applications and registrations therefor, and continuations, divisions, continuations-in-part, reissues, extensions, and renewals thereof.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

3. Company Property. Upon termination of Employee’s employment with the Company for any reason, Employee shall (a) deliver to the Company his or her Company-issued computer and office key fob, any other Company equipment or property, as well as the original and all copies of physical or electronic Company documents, computer software, computer access codes, passwords, records, files, recordings or media (whether or not they contain or relate to Confidential Information) in Employee’s possession, custody or control; and then (b) assure that no duplicates of such information remain in Employee’s possession, custody, or control, including on hard drives, network or “cloud” storage, or otherwise. Without limiting the foregoing, upon termination of Employee’s employment with the Company for any reason, Employee further agrees to provide the Company with access to any of Employee’s personal electronic devices, including computers and computer equipment, mobile devices, external storage devices, smart phones, tablets, and USB devices, that contain any Confidential Information or other Company property in order to allow the Company to remove said property. Employee agrees that it is his or her express obligation to provide the Company with access to such personal electronic devices upon the termination of his or her employment for any reason. Employee agrees not to access, view, alter, or use the Company’s computer system or any information contained thereon, or attempt to do so, subsequent to the termination of his or her employment. Nothing in this Agreement shall preclude Employee from retaining, and using appropriately, documents and information relating to his or her personal entitlements and obligations (including any compensation and benefit plans and related documents) or any documents or information that solely contain personal information, it being understood that Employee’s obligations as to any Confidential Information contained in such retained documents and information shall persist as to such Confidential Information. Upon the Company’s request, Employee agrees to make himself or herself available for an exit interview with a Company representative at the time of his or her departure from the Company.

4. Use of Name and Likeness. Except as limited by applicable law, Employee consents to the recording of his or her photograph, name, voice, signature, image, likeness, and biographical information, while on the Company’s premises or engaged in activities for the Company and Employee further consents to the use of such recordings (whether in photo, video, audio, digital or other electronic media or any other form whether now existing or hereafter developed), and any reproduction or simulation thereof, both during and after Employee’s employment, in any manner, at any time, and for any legitimate business or regulatory purpose.

5. Cooperation With Regard to Litigation. Employee agrees to cooperate with the Company, without additional compensation for his or her time, by making himself or herself available to testify on behalf of the Company or any affiliate of the Company, in any pending, threatened, or anticipated action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any affiliate of the Company, in any such pending, threatened, or anticipated action, suit, or proceeding, by providing information and meeting and consulting with representatives or counsel to the Company or any affiliate of the Company, as may be reasonably requested and after taking into account Employee’s post-termination responsibilities and obligations. The Company agrees to reimburse Employee, on an after-tax basis, for all reasonable out of pocket expenses, including reasonable legal fees, actually incurred in connection with his or her provision of testimony or assistance.

6. Disclosure of this Agreement. Employee agrees to advise any future employer of the restrictive covenants and agreements contained in this Agreement for a period of two (2) years following the termination of Employee’s employment for any reason, as specified below. Employee agrees that, prior to the commencement of any new employment within such two (2) year period, Employee shall (i) provide

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

the Company with the name and address of his or her new employer; and (ii) provide the Company with a general and public job description of his or her duties for the new employer. Employee also agrees hereby authorizes the Company to notify others of the material terms and existence of this Agreement and the Employee’s continuing obligations to the Company hereunder should the Company reasonably believe that Employee may not comply with such obligations.

7. Other Agreements; Obligations to Third Parties. Employee represents that, except as Employee has disclosed in writing to the Company, Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his or her employment with the Company, to refrain from competing, directly or indirectly, with the business of such previous employer or any other party or to refrain from soliciting employees, customers or suppliers of such previous employer or other party. Employee further represents that his or her employment with the Company, his or her performance of all of the terms of this Agreement and the performance of his or her duties as an employee of the Company do not and will not conflict with or breach any agreement to which Employee is a party (including any nondisclosure or non-competition agreement) or violate any continuing obligation Employee has to any prior employer or other third party, and that Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

8. Modification. This Agreement may be amended, supplemented, or modified only by a written instrument duly executed by or on behalf of each party.

9. Entire Agreement. This Agreement contains and constitutes the entire understanding and agreement between the parties on its subject matter, and, except as otherwise provided herein, it supersedes and cancels all previous negotiations, agreements, commitments, and writings in connection herewith.

10. No General Waivers. The failure of any party at any time to require performance by any other party of any provision hereof or to resort to any remedy provided herein or at law or in equity shall in no way affect the right of such party to require such performance or to resort to such remedy at any time thereafter, nor shall the waiver by any party of a breach of any of the provisions hereof be deemed to be a waiver of any subsequent breach of such provisions. No such waiver shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.

11. Severability.

(a) Each provision of this Agreement shall be considered severable. If any provision of this Agreement is found, held, or deemed by a court of competent jurisdiction or any other governmental authority to be void, unlawful, or unenforceable under any applicable statute or controlling law or rule, such illegality or unenforceability shall not affect any other provision herein, and the remainder of this Agreement shall continue in full force and effect.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(b) If any of the covenants or agreements contained in Section 1 (collectively, the “Restrictive Covenants”) is held to be unenforceable by reason of it extending for too great a period of time or over too great a geographic area or by reason of it being too extensive in any other respect, the parties agree (i) such covenant shall be interpreted to extend only over the maximum period of time for which it may be enforceable or over the maximum geographic areas as to which it may be enforceable or over the maximum extent in all other respects as to which it may be enforceable, all as determined by the court or arbitrator making such determination and (ii) in its reduced form, such covenant shall then be enforceable, but such reduced form of covenant shall only apply with respect to the operation of such covenant in the particular jurisdiction in or for which such adjudication is made.

(c) The Restrictive Covenants constitute a series of separate covenants, one for each applicable State, territory or possession of the United States and for the District of Columbia, and one for each applicable foreign country, each of which is distinct and severable. Notwithstanding the terms of Section 11(a) above or 18(b) below, the Restrictive Covenants shall be governed by and construed in accordance with the internal laws of the corresponding State, territory or possession of the United States, the District of Columbia or foreign country where the Restrictive Covenants are intended to be effective, without regard to any otherwise applicable principles of conflict of laws or choice of law rules that would result in the application of the substantive or procedural law of any other jurisdiction. If and to the extent that a court or arbitrator shall be unable as a matter of law to reform or modify any Restrictive Covenant as contemplated herein, or in the event a court or arbitrator shall hold unenforceable any of the separate covenants deemed included herein, then such unenforceable covenant or covenants shall be deemed eliminated from the provisions of this Agreement for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such proceeding and shall not in any manner affect such provision or part thereof in any other jurisdiction, or any other provision of this Agreement in any jurisdiction. The unenforceability of any Restrictive Covenant shall not affect the validity or enforceability of any other Restrictive Covenant or any other provision or provisions of this Agreement.

12. Assignability. This Agreement shall be assignable by the Company and shall inure to the benefit of its successors and assigns.

13. Third Party Beneficiaries. Employee understands that this Agreement is intended to benefit each and every subsidiary, affiliate, or business unit of the Company and any successors or assigns of the Company and may be enforced by any such entity. Employee agrees and intends to create a direct, consequential benefit to all such entities.

14. Non-Imparement of Statutory and Common Law. Employee understands and agrees that nothing in this Agreement relieves Employee of any duties or obligations Employee has to the Company under any statutory or common law, which include but are not limited to: fiduciary duties, the duty of loyalty, the duty not to tortuously interfere with business relationships, the duty not to engage in unfair competition, and the duty not to misappropriate any Company Trade Secrets.

15. WAIVER OF JURY TRIAL. TO THE EXTENT APPLICABLE, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL FOR ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THEIR EMPLOYMENT RELATIONSHIP.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

16. Survival. The provisions of this Agreement shall survive any termination or expiration of this Agreement or termination of Employee’s employment for any reason.

17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Any facsimile or electronically transmitted copies hereof or signature hereon shall, for all purposes, be deemed originals.

18. Governing Law; Disputes; Arbitration.

(a) Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia, including its statutes of limitation, without regard to any otherwise applicable principles of conflicts of law or choice of law rules (whether of the Commonwealth of Virginia or any other jurisdiction) that would result in the application of the substantive or procedural laws or rules of any other jurisdiction.

(b) Arbitration. Any dispute between the parties concerning the interpretation, application or claimed breach of this Agreement shall be settled exclusively by arbitration conducted by a single arbitrator in (i) Arlington, Virginia, or (ii) any other location as may be mutually agreed by the parties in writing. The arbitration shall be administered by the JAMS dispute resolution service pursuant to its rules for resolving employment disputes in effect at the time of submission to arbitration. Should any party pursue any dispute by any method other than arbitration as provided for in this Section 18(b), the responding party will be entitled, unless prohibited by law, to recover from the initiating party the following: all damages, costs, expenses, and attorney’s fees incurred as a result of the action. Notwithstanding the foregoing, and consistent with JAMS, either party may petition a court for temporary, preliminary, or emergency injunctive relief pending arbitration. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. For purposes of entering any judgment upon an award rendered by the arbitrator, the Company and Employee hereby consent to the jurisdiction of any or all of the following courts: (i) the United States District Court for the Eastern District of Virginia or (ii) any other court having competent jurisdiction. The Company and Employee further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied. The Company and Employee hereby waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to such jurisdiction and any defense of inconvenient forum. The Company and Employee hereby agree that a judgment upon an award rendered by the arbitrator may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Except as otherwise set forth above, each party shall bear its, his or her costs and expenses arising in connection with any arbitration proceeding pursuant to this Section 18(b); provided that the arbitrator may award attorneys’ fees and costs to the prevailing party. Notwithstanding the foregoing, claims brought by the Company under Section 1(g)(i) may be brought in any state or federal court of competent jurisdiction without complying with the arbitration procedures of this Section 18(b), and Employee agrees and submits to the jurisdiction of any such court for such claims. Nothing in this Agreement shall be construed to prohibit Employee from filing any charge or complaint or participating in any investigation or proceeding conducted by an administrative agency, including but not limited to the National Labor Relations Board.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

19. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing, shall be addressed to the receiving party at the address provided below, and shall be deemed to have been duly given on the date of delivery to the party’s indicated address or upon tender to and rejection by the intended receipient. Either party may change its address for purposes of this Section 19 by giving the other party written notice of the new address in the manner set forth above. For purposes of this Agreement, the term “in writing” includes an email communication from the sending party to the known email address of the receiving party:

If to the Company:	If to Employee:

Venture Global LNG, Inc. 1001 19th Street North Suite 1500 Arlington, VA 22209 Attn: General Counsel Email: [ ]	[ ] Email: [ ]

20. Headings. Section and subsection headings contained in this Agreement are inserted for the convenience of reference only. Section and subsection headings shall not be deemed to be a part of this Agreement for any purpose, and they shall not in any way define or affect the meaning, construction, or scope of any of the provisions hereof. No provision of this Agreement shall be interpreted or construed against any party because that party or its legal representative drafted that provision. Unless the context of this Agreement clearly requires otherwise: (a) references to the plural include the singular, the singular the plural, and the part the whole, (b) references to one gender include all genders, (c) “or” has the inclusive meaning frequently identified with the phrase “and/or,” (d) “including” has the inclusive meaning frequently identified with the phrase “including but not limited to” or “including without limitation,” (e) references to “hereunder,” “herein” or “hereof” relate to this Agreement as a whole, and (f) the terms “dollars” and “$” refer to United States dollars. Section, subsection, exhibit and schedule references are to this Agreement as originally executed unless otherwise specified. Any reference herein to any statute, rule, regulation or agreement, including this Agreement, shall be deemed to include such statute, rule, regulation or agreement as it may be modified, varied, amended or supplemented from time to time. Any reference herein to any person shall be deemed to include the heirs, personal representatives, successors and permitted assigns of such person.

21. At-Will Employment. Nothing in this Agreement shall create any right to continued employment or in any way supersede, undermine or otherwise modify the at-will status of the employment relationship between the Company and Employee.

[Signatures appear on the following page]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

I have carefully read this Agreement and I understand and accept its terms. I agree that I will continue to be bound by the provisions of this Agreement after my employment with the Company has ended, regardless of the reason for termination.

Employee

Name:
Date:

Accepted on behalf of the Company:

VENTURE GLOBAL LNG, INC.

By:

Name:	Keith Larson
Title:	General Counsel
Date: